UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

December 20, 2019

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 20, 2019, Patterson Companies, Inc. (the “Company”) entered into a senior unsecured term loan facility (the “Term Facility”) by and among MUFG Bank, Ltd., together with any of its respective successors and assigns, and/or any of its affiliates (“MUFG”), along with the banks, financial institutions and institutional lenders selected by MUFG in consultation with the Company (the “Lenders”). Pursuant to the terms of the Term Facility, the Lenders have agreed to provide up to $300,000,000 as an aggregate commitment. The Company will use the Term Facility to (1) repay certain existing indebtedness, (2) pay fees and expenses incurred in connection with the Term Facility, and (3) finance the ongoing working capital and other general corporate purposes of the Company and its subsidiaries.

Borrowings under the Term Facility will bear interest at a rate equal to, at the option of the Company, either (a) the London interbank offered rate as administered by ICE Benchmark Administration (the “Eurodollar Rate”) or (b) a customary base rate (the “Floating Rate”), in each case plus an applicable margin. The applicable margins for borrowings under the Term Facility will be based on the Company’s leverage ratio and range from 1.000% to 2.125% with respect to the Eurodollar Rate and 0.000% to 1.125% with respect to the Floating Rate. The Company also paid certain commitment fees based on the aggregate loan commitment.

The Term Facility requires the Company to maintain a leverage ratio of not more than 3.50 to 1.00 as of the last day of each fiscal quarter, provided, however, that the maximum leverage ratio is subject to increase in connection with the consummation of certain types of acquisitions as more particularly set forth in the Term Facility. The Company is also required to maintain an interest expense coverage ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter. The Term Facility contains customary representations and warranties, affirmative and negative covenants, and events of default. The Term Facility will mature no later than December 20, 2022.

The above description of the Term Facility and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

10.1	Loan Agreement among Patterson Companies, Inc., the lenders from time to time parties thereto, and MUFG Bank Ltd., as administrative agent dated December 20, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: December 23, 2019	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary